Exhibit 10.1

LIFECELL CORPORATION

EQUITY COMPENSATION PLAN

1.    Purposes of the Plan. This LifeCell Corporation Equity Compensation Plan (the “Plan”) results from the merger of the LifeCell Corporation Year 2000 Stock Option Plan (the “2000 Plan”) and the LifeCell Corporation 2003 Non-Employee Director Stock Option Plan (the “Director Plan” and together with the 2000 Plan, the “Prior Plans”) and the amendment and restatement of the Prior Plans in the form of this Plan, which shall be the successor of the Prior Plans. The purposes of this Plan are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant. Stock Purchase Rights, Stock Awards, Unrestricted Share Awards and Stock Appreciation Rights may also be granted under the Plan.

2.    Definitions. As used herein, the following definitions shall apply:

“Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means an Option, a Stock Purchase Right, a Stock Appreciation Right, a Stock Award and/or the grant of Unrestricted Shares.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

“Common Stock” means the common stock, par value $.001 per share, of the Company.

“Company” means LifeCell Corporation, a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

“Director” means a member of the Board.

“Employee” means any person, including officers and Directors (other than Non-Employee Directors), serving as an employee of the Company or any Parent or Subsidiary. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor. For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)    if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock (or the closing bid, if no such sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)    if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)   if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Committee.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Non-Employee Director” means a Director who is not an Employee.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Purchase Right grant, Stock Award grant or grant of Unrestricted Shares or Stock Appreciation Rights. The Notice of Grant applicable to Stock Options shall be part of the Option Agreement.

“Option” means a stock option granted pursuant to the Plan.

“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

“Parent” means a “parent corporation” of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” shall mean any Service Provider who holds an Option, a Stock Purchase Right, Restricted Stock, a Stock Award, Unrestricted Shares or Stock Appreciation Rights granted or issued pursuant to the Plan.

“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

“Restricted Stock Purchase Agreement” means a written agreement between the Company and an Optionee evidencing the terms and restrictions applicable to stock purchased under a Stock Purchase Right. Each Restricted Stock Purchase Agreement shall be subject to the terms and conditions of the Plan and the applicable Notice of Grant.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Committee, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan

“Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

“Subsidiary” means a "subsidiary corporation" of the Company (or, in the context of Section 15(c) of the Plan, of a successor corporation), whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.    Stock Subject to the Plan. The maximum aggregate number of Shares that may be issued under the Plan is 4,250,000 Shares, inclusive of any Shares issued under the Prior Plans. The total number of Shares with respect to which Incentive Stock Options may be granted shall be 4,250,000, inclusive of any Shares with respect to which Incentive Stock Options were granted under the Prior Plans. The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under this Plan and/or the Prior Plans during any calendar year is 600,000 Shares. The class and aggregate number of Shares referred to in this paragraph shall be subject to adjustment in accordance with Section 16(a) of the Plan.

The Shares may be authorized but unissued, or reacquired, shares of Common Stock. If an Option, Stock Purchase Right or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan. All Options granted under a Prior Plan shall continue in effect in accordance with the terms of the option grant agreements entered into under such Prior Plan and the terms of this Plan. The terms of this Plan shall supercede the Prior Plans; provided, however, that to the extent that any terms of this Plan are considered to be a “modification” of an Incentive Stock Option granted under the 2000 Plan for purposes of Section 424(h) of the Code, the terms of the 2000 Plan shall control.

4.    Administration of the Plan.

(a)    Appointment of Committee. The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code. The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Notwithstanding the foregoing, for purposes of making any determinations with respect to grants of Awards to Non-Employee Directors, the “Committee” shall be deemed to refer to the Nominating and Corporate Governance Committee of the Board.

(b)    Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion:

(i)      to determine the Fair Market Value;

(ii)     to select the Service Providers to whom Options, Stock Purchase Rights, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted hereunder;

(iii)    to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)    to approve forms of agreement for use under the Plan;

(v)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder and of any Restricted Stock Purchase Agreement. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Purchase Right, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

(vi)    to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)      to modify or amend each Award (subject to Section 19 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options, Stock Appreciation Rights and/or Stock Purchase Rights longer than is otherwise provided for in the Plan and to accelerate the time at which any outstanding Option, Stock Purchase Right or Stock Appreciation Right may be exercised;

(ix)   to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option, Stock Appreciation Rights or Stock Purchase Rights that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All determinations to have Shares withheld for this purpose shall be made by the Committee in its discretion;

(x)    to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Committee; and

(xi)   to make all other determinations deemed necessary or advisable for administering the Plan.

(c)    Effect of Committee's Decision. The Committee's decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock. Neither the Board nor the Committee, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

5.    Eligibility.

(a)    General. Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Stock Awards and Unrestricted Shares may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

(b)    Non-Employee Director Option Grants.

(i)    Each Non-Employee Director shall be granted, on the date of his initial election to the Board by shareholders or initial appointment by the Board, a Nonstatutory Stock Option to purchase 25,000 Shares at a per share option price (the “Option Price”) equal to the Fair Market Value of a share of Common Stock on such date.

(ii)    On the date of the Company’s annual meeting of stockholders, there shall be granted to each Non-Employee Director on the date of such annual meeting a Nonstatutory Stock Option to purchase 10,000 Shares at a per share Option Price equal to the Fair Market Value of a Share on such date; provided, however, that any Non-Employee Director who receives a grant of Nonstatutory Stock Options pursuant to Section 5(b)(i) shall not be entitled to receive a grant of Nonstatutory Stock Options pursuant to this Section 5(b)(ii) in the same calendar year.

(iii)    Notwithstanding the foregoing provisions of this Section 5(b), no Options shall be granted to a Non-Employee Director pursuant to this Section 5(b) on and after the Company’s annual meeting of stockholders occurring during 2006 (the “2006 Annual Meeting”). Options (and other Awards) may be granted to Non-Employee Directors on and after the 2006 Annual Meeting under Section 5(a) and other provisions of the Plan.

6.    Limitations.

(a)    Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options. In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under the Prior Plans and any other plan of the Company or any Parent or any Subsidiary. For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)    None of the Plan, any Award or any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the grantee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

7.    Term of the Plan. Subject to Section 23 of the Plan, the Plan shall become effective upon its adoption by the Board. Unless terminated earlier under Section 19 of the Plan, no Awards may be granted under the Plan after March 1, 2010.

8.    Term of Options. The term of each Option shall be stated in the applicable Option Agreement; provided, however, that, unless otherwise established by the Committee with respect to Non-Statutory Options granted to a Non-Employee Director on or after the 2006 Annual Meeting, each Nonstatutory Stock Option granted to a Non-Employee Director shall, subject to earlier termination in accordance with Section 10(b) hereof, be exercisable for a period of ten years from the date of grant. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Option Agreement.

9.    Option Exercise Price; Exercisability.

(a)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(i)    In the case of an Incentive Stock Option

(A)    granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)    granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)    Except as provided by Section 5(b) with respect to the grant of Nonstatutory Stock Options to Non-Employee Directors, the per Share exercise price of a Nonstatutory Stock Option shall be determined by the Committee.

(b)    Exercise Period and Conditions. At the time that an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised; provided, however, that unless otherwise established by the Committee with respect to Non-Statutory Options granted to a Non-Employee Director on or after the 2006 Annual Meeting, each Nonstatutory Stock Option granted to a Non-Employee Director shall, subject to earlier termination in accordance with Section 10(b) hereof, be exercisable for a period of ten years from the date of grant.

10.   Exercise of Options; Consideration.

(a)    Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and, except as provided by the Plan with respect to Nonstatutory Stock Option granted to Non-Employee Directors, at such times and under such conditions as determined by the Committee and set forth in the Option Agreement, provided, however, that unless otherwise established by the Committee with respect to Non-Statutory Options granted to a Non-Employee Director on or after the 2006 Annual Meeting, each Nonstatutory Stock Option granted to a Non-Employee Director may be exercised in whole or in part at any time commencing one year after the date of grant thereof. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and Section 10(c) of the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)    Termination of Relationship as a Service Provider.

(i)    Service Providers other than Non-Employee Directors. Except as may be otherwise expressly provided herein or in the Option agreement, Options of Participants other than Non-Employee Directors shall terminate on the earlier of the date of the expiration of the Option or one day less than three months after the date of the severance of the employment or affiliation relationship between the Company and the Optionee for any reason, for or without cause, other than death. Whether authorized leave of absence, or absence on military or government service, shall constitute severance of the employment or affiliation relationship between the Company and the Optionee shall be determined by the Committee at the time thereof. Unless the Optionee’s Option agreement specifically addresses the matter and expressly provides otherwise, after the severance of the employment or affiliation relationship between the Company and the Optionee, the Optionee shall have the right, at any time prior to the termination of the Option, to exercise the Option solely to the extent the Optionee was entitled to exercise it immediately prior to the date of such severance. In the event of the death of the holder of an Option while in the employ or affiliation of the Company and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or six months following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the Option, in whole (subject to the provisions of Paragraph 8 hereof, but without regard to any limitation set forth in or imposed pursuant to Paragraph 9 hereof) or in part. An employment or affiliation relationship between the Company and the Optionee shall be deemed to exist during any period in which the Optionee is employed by or affiliated with the Company, by any Parent or Subsidiary, by a corporation issuing or assuming a common stock option in a transaction to which Section 424(a) of the Code, applies, or by a Parent or Subsidiary corporation of such corporation issuing or assuming a stock option (and for this purpose, the phrase “corporation issuing or assuming a stock option” shall be substituted for the word “Company” in the definitions of Parent and Subsidiary specified in Section 2 of this Plan, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

(ii)    Non-Employee Directors. Except as may be otherwise expressly provided in this Plan or by the Committee, each Nonstatutory Stock Option of a Non-Employee Director, to the extent it shall not have been exercised previously, shall terminate on the earlier of the following:

(A)    On the last day of the three-month period commencing on the date on which the Non-Employee Director ceases to be a member of the Board for any reason other than death or permanent disability (as defined below), during which period the Non-Employee Director shall be entitled to exercise all Nonstatutory Stock Options held by the Non-Employee Director on the date on which the Non-Employee Director ceased to be a member of the Board which could have been exercised on such date. As used in this section, “permanent disability” means a physical or mental infirmity which impairs the Non-Employee Director’s ability to perform substantially his or her duties; or

(B)    On the last day of the twelve-month period commencing either on the date of the Non-Employee Director’s death while serving as a member of the Board, or on the date of termination as a member of the Board due to permanent disability, during which period the Non-Employee Director, the executor or administrator of the Non-Employee Director’s estate or the person or persons to whom the Non-Employee Director’s Nonstatutory Stock Option shall have been transferred by will or the laws of descent or distribution, as the case may be, shall be entitled to exercise all Nonstatutory Stock Options in respect of the number of Shares that the Non-Employee Director would have been entitled to purchase had the Non-Employee Director exercised such Nonstatutory Stock Options either on the date of his death, or the date of termination as a member of the Board due to permanent disability.

(c)    Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)      cash;

(ii)     check;

(iii)    other Shares which (A) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)    consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)     any combination of the foregoing methods of payment; or

(vi)    such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.   Stock Purchase Rights.

(a)    Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant and/or a Restricted Stock Purchase Agreement in the form determined by the Committee, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase and the price to be paid for such Shares. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Committee.

(b)    Repurchase Option. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Committee.

(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(d)    Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

12.   Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant. The grant of Stock Awards shall be subject to the following provisions:

(a)    At the time a Stock Award is made, the Committee shall establish a vesting period (the "Restricted Period") applicable to the Stock Award Shares subject to such Stock Award. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives. None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Stock Award Shares.

(b)    The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant. The Company, at the direction of the Committee, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)    Unless otherwise provided by the Committee, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares. All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 12.

(d)    Unless otherwise provided by the Stock Award Agreement, any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee terminates employment or his consultancy arrangement with the Company or its subsidiaries for any reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares. Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.

(e)    Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

13.   Unrestricted Shares. The Committee may grant Unrestricted Shares in accordance with the following provisions:

(a)    The Committee may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)    The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

14.   Stock Appreciation Rights. A Stock Appreciation Right may be granted by the Committee either alone, in addition to, or in tandem with other Awards granted under the Plan. Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)    Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Committee.

(b)    The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Committee, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted. The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider. The term of each Stock Appreciation Right shall be determined by the Committee, but shall not exceed ten years from the date of grant. Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee. Unless otherwise specified by the Committee, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)    A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Committee. As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)    A Stock Appreciation Right shall be exercisable for Shares only. The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(A)    the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the "appreciation per Share" shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(B)    the Fair Market Value of a Share on the exercise date.

15.   Non-Transferability. Unless determined otherwise by the Committee, an Option, Stock Purchase Right or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Option, Stock Purchase Right or Stock Appreciation Right transferable, such Option, Stock Purchase Right or Stock Appreciation Right shall contain such additional terms and conditions as the Committee deems appropriate. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Option Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option. During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.   Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Purchase Right, Stock Appreciation Right and Stock Award, the number of Shares of Restricted Stock outstanding and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Purchase Rights, Stock Appreciation Rights or Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Purchase Right, Stock Appreciation Right, Restricted Stock Purchase Agreement or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option, Stock Purchase Right or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.

(b)    Corporate Transactions. If the Company merges or consolidates with another corporation, whether or not the Company is a surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets, or if any “person” (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities (each such event a “Corporate Transaction Event”) then (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, as the case may be, each holder of an outstanding Option, Stock Purchase Right or Stock Appreciation Right shall be entitled, upon exercise of such Option, Stock Purchase Right or Stock Appreciation Right to receive, in lieu of Shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such merger, consolidation, liquidation, sale or other disposition, or change in beneficial ownership, such holder had been the holder of record of a number of Shares of Common Stock equal to the number of shares as to which such Option, Stock Purchase Right and Stock Appreciation Right may be exercised; (ii) the Board may waive any limitations set forth in or imposed pursuant hereto so that all Options, Stock Purchase Rights and Stock Appreciation Rights from and after a date prior to the effective date of such Corporate Transaction Event, as specified by the Board, shall be exercisable in full; and (iii) all outstanding Options, Stock Purchase Rights and Stock Appreciation Rights may be canceled by the Board as of the effective date of any such Corporate Transaction Event.

In the event of a Corporate Transaction Event, then, absent a provision to the contrary in any particular Restricted Stock Purchase Agreement or Stock Award (in which case the terms of such Restricted Stock Purchase Agreement or Stock Award shall supercede each of the provisions of this paragraph which are inconsistent with such Restricted Stock Purchase Agreement or Stock Award), each outstanding Restricted Stock Purchase Agreement and Stock Award shall be assumed or an equivalent agreement or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the Committee determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent agreement or award for each outstanding Restricted Stock Purchase Agreement and Stock Award, all vesting periods and conditions under Restricted Stock Purchase Agreements and Stock Awards shall be deemed to have been satisfied.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock then subject to outstanding Options, Stock Purchase Rights and Stock Appreciation Rights.

17.   Substitute Options. In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option. Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.   Date of Grant. The date of grant of an Option, Stock Purchase Right, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Committee makes the determination granting such Option, Stock Purchase Right, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.   Amendment and Termination of the Plan. The Board may modify, revise or terminate this Plan at any time and from time to time, subject to the approval of the Company’s stockholders to the extent required by Applicable Laws; provided, however, that no such modification, revision, or termination of the Plan may impair the rights of any Participant without the Participant’s written consent. All Awards granted under this Plan shall be subject to the terms and provisions of this Plan and any amendment, modification or revision of this Plan shall be deemed to amend, modify or revise all Awards outstanding under this Plan at the time of such amendment, modification or revision.

20.   Conditions Upon Issuance of Shares.

(a)    Legal Compliance. Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option, Stock Purchase Right or Stock Appreciation Right unless such grant or the exercise of such Option, Stock Purchase Right or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)    Investment Representations. As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option, Stock Purchase Right or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option, Stock Purchase Right or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)    Additional Conditions. The Committee shall have the authority to condition the grant of any Award or rights under any Restricted Stock Purchase Agreement in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan. Such conditions may include, among other things, obligations of recipients to execute non-compete, non-solicitation and non-disclosure covenants.

(d)    Trading Policy Restrictions. Option, Stock Purchase Right and Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Committee.

21.   Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.   Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.   Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws. Notwithstanding any provision in the Plan to the contrary, any exercise of an Option, Stock Purchase Right or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 23 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 23.

24.   Withholding; Notice of Sale. The Company shall be entitled to withhold from any amounts payable to an Employee any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

25.   Arbitration of Disputes. Any controversy arising out of or relating to this Plan or an Option or other Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

26.   Governing Law. This Plan shall be governed by the laws of the state of Delaware, without regard to conflict of law principles.